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Holder Account Number
C1234567890 X X X
MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	ASXQ CO1

Letter Of Election And Transmittal Form To Accompany Certificates Representing Common Shares Of Canada Life Financial Corporation

The Instructions accompanying this Letter of Election and Transmittal Form (the "Election Form") should be read carefully before completing it. Computershare Trust Company of Canada ("Computershare" or the "Depositary") (see Page 6 for addresses and telephone numbers) or your broker or other independent financial advisor can assist you in completing this Election Form. You should seek your own financial advice regarding what action to take from such broker or other independent financial advisor.

This Election Form is for use by registered holders of common shares ("Common Shares") of Canada Life Financial Corporation ("Canada Life") whose Common Shares are represented by physical share certificate(s) in connection with the proposed acquisition of all of the Common Shares by Great-West Lifeco Inc. ("Lifeco") by way of a capital reorganization of Canada Life (the "Transaction"). Under the Transaction, Common Shares will be changed into exchangeable shares of Canada Life (the "Exchangeable Shares"), which will then be automatically transferred to Lifeco in exchange for the consideration offered pursuant to the Transaction. The Transaction was approved by shareholders of Canada Life at the special meeting held on May 5, 2003. You may obtain a copy of the management proxy circular (the "Circular") of Canada Life dated March 22, 2003 from Canada Life's website at www.canadalife.com or from the Canadian securities regulatory authorities at www.sedar.com or from Computershare. Under the terms of the Transaction, registered holders of Common Shares are entitled to elect (subject to maximums and proration) to receive consideration for their Exchangeable Shares from among several types of consideration as more fully described below. Non-registered holders of Common Shares should contact the nominee (i.e., broker, trust company, bank or other registered holder) that holds their Common Share(s) on their behalf for instructions and assistance in delivering those Common Shares and in making elections in respect thereof.

TO:	CANADA LIFE FINANCIAL CORPORATION
AND TO:	GREAT-WEST LIFECO INC.
AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA at its offices set out herein.

Canada Life Common Shares

I hereby deposit the enclosed certificate(s) representing the Common Shares described below, to be dealt with upon completion of the Transaction in accordance with the amended and restated transaction agreement made as of February 14, 2003 between Canada Life and Lifeco (the "Transaction Agreement") and according to the elections I have made in this Election Form:

Certificate Number(s)	Name in which Registered (Name must be exactly as shown on certificate)	Number of Shares Deposited
12345	MR SAM SAMPLE	12345
12345		12345
12345		12345

☐  If you have lost some or all of your Canada Life share certificates, check this box, complete the enclosed Affidavit and read instruction 12.

For your elections herein to be effective, this Election Form, properly completed and signed, together with all other documents required hereby or that may otherwise be reasonably required by Computershare, must accompany all certificates representing your Common Shares, and must be received by Computershare not later than 4:00 p.m. (Toronto time) on July 3, 2003 (or such other date that may be chosen by Lifeco (see below)) (the "Election Deadline") at the applicable place of deposit listed on Page 6 of this Election Form. If Computershare does not receive the required documentation by the Election Deadline, you will be treated as a non-electing Canada Life shareholder as described below.

If Lifeco in its sole judgment determines that the closing date (the "Closing Date") is not reasonably likely to occur on July 10, 2003, the Election Deadline may be changed to another date, which Lifeco expects to be no later than three business days before the Closing Date. If the Election Deadline is changed, Canada Life will provide at least 10 days' notice of the change by means of general publication in the same publications and manner in which it publishes notices of the record dates for its shareholder meetings. A duly completed Election Form received by Computershare prior to the Election Deadline will remain effective unless a valid replacement Election Form bearing a later date is received by Computershare prior to the Election Deadline (as such deadline may be changed as described above).

Until you forward to Computershare a properly signed Election Form and certificate(s) representing your Common Shares and all other required documents, you will not receive cash and/or the share certificate(s) representing the Lifeco Series E Shares, Lifeco Series F Shares or Lifeco Common Shares (collectively, the "Lifeco Shares") to which you are otherwise entitled.

Furthermore, as of the Closing Date, you will cease to be a Canada Life shareholder and will only be entitled to receive cash and/or the share certificate(s) representing the Lifeco Shares upon delivery of all required documents to Computershare.

Your Elections

You should consult your financial and tax advisors prior to making an election as to the consideration you wish to receive under the Transaction. Please review the instructions on page 4 and 5 carefully before completing the following information.

Block A — Election of Consideration — (5 possible choices, check ONLY ONE box)

No. 1	☐	Cdn.$44.50 in cash per share (for all your Exchangeable Shares)
OR
No. 2	☐	1.78 Lifeco Series E Shares per share (for all your Exchangeable Shares)
OR
No. 3	☐	1.78 Lifeco Series F Shares per share (for all your Exchangeable Shares)
OR
No. 4	☐	1.1849 Lifeco Common Shares per share (for all your Exchangeable Shares)
OR
No. 5	☐	Combination (percentages you specify must total 100%) (for all your Exchangeable Shares)
% Cash, and
% Lifeco Series E Shares, and
% Lifeco Series F Shares, and
% Lifeco Common Shares.
Total must = 100%

If an election is not made or is not properly made, you will be deemed to have elected to receive cash or Lifeco Shares, or a combination of the foregoing, based on the amount of each category of consideration that remains available after giving effect to certain valid elections made by other Shareholders. Please refer to pages 20 to 21 of the Circular for more details regarding proration.

Block B — Election for Small Lots

With respect to any Small Lots (i.e., less than 100 Lifeco Shares) of any class or series to be issued to me as a result of the Transaction, I hereby direct Computershare to:

☐  Sell Small Lots              OR              ☐  Not sell Small Lots

If you do not complete this section, the Lifeco Shares issued to you which comprise a Small Lot will not be sold on your behalf. (See Instruction 6)

Block C — Canadian Tax Deferral

If you require a Tax Election Package you should check the appropriate box

☐  I would like to receive a Canadian Federal Tax Election Package

☐  I would like to receive a Canadian Federal and a Quebec Tax Election Package

(See Instruction 13)

Block D — Registration and Payment Instructions	Block E — Special Delivery Instructions
Issue and send certificate(s) and cheque (if any) as indicated below. (See Instructions 2, 3, 4 and 5; please print or type.)	To be completed ONLY if the cheque or certificate(s) representing Lifeco Shares are to be sent to a name or an address other than the name and address specified in Block D.
(See Instructions 2, 3, 4 and 5; please print or type.)

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State) (Country and Postal (Zip) Code)	(City and Province or State) (Country and Postal (Zip) Code)

(Telephone — Business Hours) (Telephone — Home Hours)	(Telephone — Business Hours) (Social Insurance) or
(Tax Identification Number)

(Social Insurance) (Tax Identification Number)

Block F — Special Pick-Up Instructions

☐	Hold cheque/share certificate(s) for pick-up at the Computershare office where you deposit this Election Form.
(See Instruction 5)

Block G  To be completed by residents of the United States, the United Kingdom or Ireland ONLY.
Residents of all other countries will receive Canadian currency. With respect to any cash payments, I hereby direct Computershare to:

☐  Pay in my local currency          OR          ☐  Pay in Canadian currency

If you do not complete this section, any cash paid to you will be denominated in your local currency (See Instruction 10).

I hereby:

1)
represent and warrant that I am the legal owner of the above listed Common Shares and have good title to the above listed certificate(s), free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits, and have full power and authority to deliver such certificate(s);

2)
acknowledge receipt of and having reviewed the Circular;

3)
represent and warrant that I have full power and authority to make the elections in this Election Form and unless I revoke this election by notice by depositing a valid later dated Election Form in writing to Computershare prior to any transfer and in any event not later than 4:00 p.m. (Toronto time) on July 3, 2003 or such other date as may be chosen by Lifeco (see Instruction 1(a)), I will not transfer or permit to be transferred any of such Common Shares;

4)
direct Computershare to issue or cause to be issued the cash, certificate(s) representing the Lifeco Shares, or a combination of these alternatives, subject to proration and maximum amounts to which I am entitled on completion of the Transaction, in the name and to the address indicatedin Block D or Block E, or hold the same for pick-up, as indicated in Block F;

5)
covenant and agree to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the change of my Common Shares into Exchangeable Shares, and the immediate transfer of such Exchangeable Shares to Lifeco for cash and/or Lifeco Shares;

6)
acknowledge that all authority conferred or agreed to be conferred by me in this Election Form may be exercised during any subsequent legal incapacity and shall survive my death or incapacity, bankruptcy or insolvency and all obligations herein shall be binding upon my heirs, personal representatives, successors and assigns;

7)
effective at the Closing Date, surrender to Canada Life all right, title and interest in and to the Common Shares represented by the delivered share certificate(s), and irrevocably constitute and appoint Computershare lawful attorney-in-fact, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver such certificate(s), together with all accompanying evidence of authority, to Canada Life or its agent, and to effect the cancellation of such certificate(s) on the books of maintained by or on behalf of Canada Life;

8)
revoke any and all authority, other than as granted in this Election Form, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred at any time with respect to the Common Shares being transmitted and covenant that, except as contemplated by item 3 above, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the transmitted Common Shares;

9)
instruct Computershare to mail any certificate(s) representing Lifeco Shares and/or any cheque to which I am entitled under the Transaction promptly after the Closing Date, by first class insured mail, postage prepaid or to hold such certificate(s) and/or cheque for pick-up, in accordance with the instructions given in Block D, E or F. If the Transaction is not completed, the transmitted Common Shares and all other ancillary documents will be returned in accordance with the instructions provided in Block D, E or F. If no address is provided in Block D, then any new certificate(s) and /or cheque(s), if any, will be mailed to the address of the shareholder as it appears on the securities register maintained by or on behalf of Canada Life. I recognize that Canada Life has no obligation pursuant to the instructions given in this Election Form to transfer any Common Shares from the name of the registered holder thereof if the Transaction is not completed;

10)
represent and warrant that I understand that the method of delivery of the Common Share certificate(s) and all other required documents to Computershare is at my option and risk and that the risk of loss of such Common Share certificate(s) shall pass only after Computershare has actually received the Common Share certificate(s). I further understand that no interest will accrue on the consideration payable pursuant to the Transaction;

11)
agree that if I do not make an election or make an ineffective election (including because the Election Form is not received by Computershare by the Election Deadline), I will be deemed to have elected to receive cash, Lifeco Shares, or a combination of the foregoing, based on the amount of each category of consideration that remains available after giving effect to certain valid elections made by other Shareholders;

12)
acknowledge that neither the Lifeco Board of Directors nor the Canada Life Board of Directors makes any recommendation as to whether or not I should make a particular type of election. I also acknowledge that I was advised to make my own decision, in consultation with my own financial and tax advisors, if any, as to which type of election to make;

13)
represent and warrant that I have not provided instructions to Computershare to sell my shares through the Canada Life Assisted Sales Program and have full power and authority to make the elections in this Election Form;

14)
represent and warrant that either (i) I am not a U.S. Shareholder (as defined in Instruction 15), or (ii) I am a U.S. Shareholder (as defined in Instruction 15) and have completed and returned to Computershare with this Election Form a Substitute Form W-9; and

15)
agree that the covenants, representations and warranties contained in this Election Form will survive the completion of the Transaction.

Signature guaranteed by (if required under Instruction 3):

Dated

Authorized Signature	Signature of Shareholder or Authorized Representative (See Instruction 4)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address (please print or type)	Name of Authorized Representative (please print or type) (if applicable)

Instructions

1.
Use of the Election Form
(a)
This Election Form together with accompanying certificate(s) representing your Common Shares must be received by Computershare (including the U.S., U.K. or Ireland Forwarding Agent) at any of the offices specified on Page 6 not later than 4:00 p.m. (Toronto time) on July 3, 2003 (the "Election Deadline"). If Lifeco in its sole judgment determines that the Closing Date is not reasonably likely to occur on July 10, 2003, the Election Deadline will be changed to another date, which Lifeco expects to be no later than three business days before the changed Closing Date. If the Election Deadline is changed, Canada Life will provide at least 10 days' notice of the change by means of general publication in the same publications and manner in which it publishes notices of the record dates for its shareholder meetings.

(b)
The elections made in this Election Form may be revoked or amended by providing notice in writing or a replacement Election Formbearing a later dateto Computershare (at any of the addresses listed on Page 6), which notice must be received not later than the Election Deadline to be effective.

(c)
The method used to deliver this Election Form and any accompanying certificate(s) representing Common Shares is at your option and risk, and delivery will be deemed effective only when such documents are actually received by Computershare. Canada Life recommends that the necessary documentation be hand delivered to Computershare or the U.S., U.K. or Ireland Forwarding Agent, as applicable, at any of their offices specified on Page 6, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. If your Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee you should contact that nominee for assistance in depositing those Common Shares, and making elections in respect thereof.

2.
Signatures

This Election Form must be completed and signed by the registered owner(s) of Common Shares or by such owner's duly authorized representative in accordance with Instruction 4.

  (a)
  If this Election Form is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Election Form must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign this Election Form.

  (b)
  If this Election Form is signed by a person other than the registered owner(s) of the accompanying certificate(s):

  (i)
  such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

  (ii)
  the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3.

3.
Guarantee of Signatures

If this Election Form is signed by a person other than the registered owner(s) of the Common Shares, or if the payment is to be made in a name other than the registered owner(s), or if Common Shares are to be returned to a person other than such registered owner(s), or sent to an address other than the address of the registered owner(s) as shown on the registers maintained by or on behalf of Canada Life, such signature must be medallion guaranteed by an Eligible Institution, or in some other manner satisfactory to Computershare (except that no guarantee is required if the signature is that of an Eligible Institution). An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada or a member firm of a recognized Medallion Program (STAMP, SEMP or MSP) or, in the United States, a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. Outside of Canada and the U.S. you may have your signature sworn and notarized by a notary public or, in Ireland, sworn by a practicing solicitor.

4.
Fiduciaries, Representatives and Authorizations

Where this Election Form is executed by a person as an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, this Election Form must be accompanied by satisfactory evidence of their proof of appointment and authority to act. Either of Canada Life or Computershare, at their discretion, may require additional evidence of appointment or authority or additional documentation.

5.
Delivery Instructions

Complete all information required by Block D. If any certificate(s) and/or cheque are to be sent to someone other than the registered owner or to an address other than the address of the registered holder as it appears on Block D, the "Special Delivery Instructions" in Block E should be completed. If Block E is not completed, any new certificate(s) for Lifeco Shares issued upon the transfer of the Exchangeable Shares and/or cheque, if any, will be mailed to the shareholder at the address of the shareholder as it appears in Block D. If no address of the shareholder is provided in Block D, then any new certificate(s) and/or cheque, if any, will be mailed to the address of the shareholder as it appears on the securities register maintained by or on behalf of Canada Life.

The option provided in Block F is only available if the Election Form and all other required documents are deposited with Computershare at any of the offices specified on Page 6 in person. Check the box in Block F if you want to pick up the cheque and/or share certificates issued to you under the Transaction from the same office you hand delivered this Election Form.

6.
Small Lot Election

If you, as a result of the Transaction, are entitled to receive an amount of any class or series of Lifeco Shares numbering less than 100 shares (a "Small Lot"), you are entitled to direct Computershare to sell such Lifeco Shares on your behalf and receive a cash payment equal to your proportionate share of the proceeds (after deducting fees and expenses) received by Computershare on the sale of all such Lifeco Shares. Computershare will make arrangements to sell such Lifeco Shares on the Toronto Stock Exchange ("TSX") on your behalf as soon as possible after the Closing Date, but in any event, within 3 business days of the Closing Date. Where necessary or adviseable in order to ensure compliance with applicable local securities or similar laws, the election to sell Small Lots will be deemed to be made to affiliates or agents of Computershare. If you do not complete this section, the Lifeco Shares issued to you which comprise a Small Lot will not be sold on your behalf.

7.
Fractional Shares

No certificates for fractional Lifeco Shares will be delivered to you. Instead you will receive a cash payment equal to your proportionate share of the proceeds (after deducting fees and expenses) received by Computershare on the sale of the Lifeco Shares representing the accumulation of all fractional interests in Lifeco Shares sold in connection with the Transaction. Computershare will make arrangements to sell such Lifeco Shares on the TSX as soon as possible after the Closing Date, but in any event, within 3 business days of the Closing Date.

8.
Termination of Right to Elect

All Election Forms will be void and of no effect if the Transaction Agreement is terminated and Computershare will return certificate(s) it had received previously to the person who submitted such certificate(s), without charge to the holder as promptly as practicable by first class, insured mail.

9.
Stock Transfer Taxes

In the event that any transfer or other taxes become payable by reason of the payment or issuance of the Transaction consideration in any name other than that of the record holder, it shall be a condition of the issuance and delivery of the Transaction consideration that the amount of any stock transfer taxes (whether imposed on the registered holder or such transferee) shall be delivered to Computershare or satisfactory evidence of payment of such taxes, or exemption therefrom, shall be submitted before such consideration is paid or issued.

10.
Local Currency

If you are resident in the U.S., the U.K. or Ireland and receive cash, you have the option of receiving Canadian currency or the local currency equivalent of such cash,

determined as set out in the Circular. If you do not complete Block G, any cash paid to you will be denominated in your local currency. Persons resident in countries except for the above will receive Canadian currency.

11.
Miscellaneous
(a)
Before completing this Election Form, you are urged to read the Circular.

(b)
If the space on this Election Form is insufficient to list all certificates for Common Shares, additional certificate numbers and number of Common Shares represented by such certificate(s) may be included on a separate signed list affixed to this Election Form.

(c)
If Common Shares indicate registration in different names (e.g., 'John Doe' and 'J. Doe') a separate Election Form should be signed for each different name.

(d)
No alternative, conditional or contingent deposits will be accepted.

(e)
Additional copies of the Circular and this Election Form may be obtained from Computershare at any the offices specified on Page 6.

(f)
Canada Life and Lifeco reserve the right, in their absolute discretion, to instruct Computershare to waive any defect or irregularity contained in this Election Form.

12.
Lost Certificates

If you have lost your share certificate(s), please check the box on page 1 and complete the enclosed Affidavit of Lost or Destroyed Certificate(s). A surety bond is required to replace your lost certificate(s). If your Affidavit of Loss is received prior to the Election Deadline, the premium to purchase the surety bond is Cdn $1.11 per share or US $0.75 per share subject to a minimum of Cdn $20.00 or US $15.00. Please ensure you calculate the premium using the formula provided in the Affidavit and that your certified cheque, bank draft or money order is made payable to Computershare Trust Company of Canada. The Election Form, completed notarized Affidavit and surety bond payment must bereturned to the Toronto address of Computershare as set out on Page 6 prior to the Election Deadline in order for your election to be valid. If you return your Affidavit of Loss after the Election Deadline, you must contact Computershare for instructions. All replacement procedures must be satisfied before you will receive your entitlement under the Transaction.

13.
Canadian Tax Deferral

As a Canadian taxpayer you may be able to defer all or part of the capital gain that would otherwise arise on the disposition of your Canada Life shares. In many cases a tax election form must be completed in order to defer the tax. If you are also taxable in Quebec you will need to complete both federal and Quebec tax election forms. Detailed information can be found on pages 74 to 80 of the Proxy Circular.

As a result of proration, you could receive a portion of your proceeds in a different form than you requested, leaving you with a taxable disposition that may be eligible for tax deferral. Accordingly, you should request the appropriate Tax Election Package if you would want to defer any part of the capital gain that could arise in these circumstances.

If you would like to receive a Canadian Federal Tax Election Package or a combined Federal and Quebec Tax Election Package you must check the appropriate box in Block C, on page 2 of this form.

14.
Governing Law

This Election Form shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in such Province.

APPROVAL BY U.K. AUTHORIZED INVESTMENT BANK

The contents of the cover letter dated May 6, 2003 from David A. Nield and the accompanying documents (including this Election Form) have been approved solely for the purposes of Section 21 of the Financial Services and Markets Act 2000 by Credit Suisse First Boston (Europe) Limited. Credit Suisse First Boston (Europe) Limited 17 Columbus Courtyard, London E14 4DA, United Kingdom is acting for Canada Life and no one else in connection with the Transaction and will not be responsible to any person other than Canada Life for providing the protections afforded to clients of Credit Suisse First Boston (Europe) Limited or for providing advice in relation to the Transaction.

15.
IMPORTANT INFORMATION FOR U.S. SHAREHOLDERS

For these purposes, a "U.S. Shareholder" is a beneficial owner of Common Shares that is a citizen or resident individual of the United States, a corporation or any other entity taxable as a corporation, in either case organized in or under the laws of the United States or any state or political subdivision thereof, or an estate or trust that is subject to United States federal income taxation on a net income basis in respect of such shares. Under U.S. federal income tax law, U.S. Shareholders whose Common Shares are surrendered for payment in cash or other shares must provide us with their correct Taxpayer Identification Number ('TIN') and certain other information, and must certify whether they are subject to backup withholding of U.S. Federal income tax. Failure to provide this information on the Substitute Form W-9 may subject you to 30% U.S. federal income tax backup withholding on the payment of consideration paid to you. In addition, you may be subject to a $50 penalty for failure to provide the TIN.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld provided such persons supply the requisite information to the U.S. Internal Revenue Service. If withholding results in an overpayment of taxes, you may be eligible for a refund of such amounts.

If you do not currently have a TIN, but have applied for one or expect to apply for one in the near future, please indicate this on the Substitute Form W-9, as described below. You must inform us of the correct TIN once you have received it. If you have not notified us of your TIN by the time of payment, you will be subject to backup withholding.

Completing the Substitute Form W-9

If you are an individual, your TIN is your social security number. If you do not have a social security number, but have applied to receive one, or expect to apply for one in the near future, then check the "AWAITING TIN" box on the Substitute Form W-9. If you do not have a TIN, and will not apply for one, you will be subject to backup withholding.

If you have been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, then you must cross out item 2 of the Certification section on the Substitute Form W-9. In this case you will be subject to backup withholding.

You must sign and date the Substitute Form W-9. If you check "Awaiting TIN," you must sign and date the Certificate of Awaiting Taxpayer Identification Number section at the bottom of the Substitute Form W-9.

If the Common Shares are registered in more than one name, or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 and attached "Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9" for additional guidance on which number to report.

The Depositary is: COMPUTERSHARE TRUST COMPANY OF CANADA

By Mail P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attention: Corporate Actions
By Hand or by Courier 100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attn: Corporate Actions
Toll Free: 1 866 224 2228 (Canada, USA, United Kingdom and Ireland) All Other Locations: 1 514 982-9557 E-Mail: CanadaLife.gwl@computershare.com
Montreal By Hand or Courier 1500 University Street Suite 700 Montreal, QC H3A 3S8	Vancouver By Hand or Courier 510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9	Calgary By Hand or Courier Western Gas Tower Suite 600, 530 8th Avenue S.W. Calgary, AB T2P 3S8
The U.S. Forwarding Agent is:	Computershare Trust Company of New York
By Hand or Courier	Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
By Mail	P. O. Box 2310 Niagara Falls New York, NY 14302 - 2310 USA
The U.K. Forwarding Agent is:	Computershare Investor Services PLC
By Mail, Hand or Courier	P. O. Box 478 The Pavilions Bridgwater Road Bristol BS99 7FA United Kingdom
The Ireland Forwarding Agent is:	Computershare Investor Services (Ireland) Limited
By Hand or Courier	Heron House Corrig Road Sandyford Industrial Estate Dublin 18 Ireland
By Mail	P.O. Box 9196 Dublin 18 Ireland

        Any questions and requests for assistance may be directed by holders of Common Shares to Computershare at the telephone numbers and locations set out above.

C1234567890 X X X
MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	ASXQ CO1

This form to be completed by individuals ONLY if you have lost your certificate(s) for Canada Life Financial Corporation Common Shares. If you are acting on behalf of an estate or corporation, please advise Computershare Trust Company of Canada in writing of the loss of your certificate(s), so that they may send you the appropriate documents.

Affidavit of Lost or Destroyed Certificate(s) — Canada Life Financial Corporation Common Shares
(Regarding the Transaction with Great-West Lifeco Inc. — Form of Affidavit may be used until 90 days following the Closing Date of the Transaction)

Mark the box only if you have lost your share certificate(s). Failure to indicate which certificate number(s) are lost will negate this form and as a result, no certificates will be deemed lost or misplaced. Apremium of CDN $1.11 or US $0.75 per share, minimum CDN $20.00 or U.S. $15.00, will be required to purchase the surety bond that is required to replace the lost certificate(s). This Affidavit (duly completed and properly executed) and the applicable surety bond premium must be received by Computershare at the following address: 100 University Avenue, 9th Floor, Toronto, ON M5J 2Y1 Attention: Corporate Actions in order to receive your entitlement under the Transaction.

☐	I declare that I have lost the following certificates

Please ensure you use this formula in determining the amount of your cheque. Your certified cheque, bank draft or money order together with your completed Election Form and notarized Affidavit must be received by Computershare in good order before your entitlement under the Transaction will be sent out to you. Please ensure your cheque is made payable to Computershare Trust Company of Canada.

                         # of shares reported lost × $                         =                           (total premium)

If you are remitting a cheque in U.S. funds please use US$ premium noted above.

This document MUST be sworn before a Notary Public. In doing so, you will be swearing to the following statement:

The undersigned person(s) being fully sworn deposes and says that: "I am the lawful owner of the above described certificate(s). The certificate(s) has (have) not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it (them), and make this Affidavit for the purpose of exchange of the certificate(s) without surrender of the certificate(s). I hereby agree that if the certificate(s) should ever come into my hands, custody or power, I will immediately and without consideration surrender the certificate(s) to Canada Life Financial Corporation. In consideration of the proceeds of the shares represented by the certificate(s), I agree to completely indemnify, protect and save harmless Canada Life Financial Corporation, Great-West Lifeco Inc., Computershare Trust Company of Canada, Northern Indemnity, Inc., St. Paul Guarantee Insurance Company, and any other party to the Transaction and all their respective affiliates and successors (collectively, the "Obligees") from and against all loss, costs and damages, including court costs and solicitors fees, which they may be subject to or liable for in respect of the cancellation and replacement of the certificate(s), the exchange of shares represented thereby and the distribution of the proceeds of the certificate(s). The rights accruing to the Obligees under the preceding sentences shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I authorize Computershare Trust Company of Canada to deliver this Affidavit to Northern Indemnity, Inc., St. Paul Guarantee Insurance Company which has underwritten a bond of indemnity to protect the foregoing parties.

This affidavit shall be governed by and construed in accordance with the laws of the Province of Ontario and the Federal laws of Canada applicable in such province.

Authorized Signatures — Sign Here — This section must be completed in order for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We acknowledge that these instructions and those made in the Election Form supersede and have priority over all previous instructions in respect of my/our holdings.

Signature	Signature	Date - Day	Month	Year

The signature(s) must correspond with the name(s) printed at the top of this form, without any changes whatsoever.

Sworn and subscribed before me

in the city of

in the County/District of

this day of , 20 .
NOTARY PUBLIC AFFIX NOTARY SEAL
(Shareholders resident in Ireland may have this Affidavit sworn by a practicing solicitor)

Affidavit of Lost or Destroyed Certificate(s) — Additional Information

This affidavit is for use by all Shareholders who wish to tender their Common Shares but who have lost their Common Share certificate(s). Please ensure you check the box on page 1 of this Election Form and complete this affidavit. Please calculate your premium using the formula on the reverse, and make your certified cheque, bank draft or money order payable to Computershare Trust Company of Canada.

Who Can Use this Affidavit of Lost or Destroyed Certificate(s)

  •
  ONLY individuals whose certificate(s) are registered in their name, or in a joint registration can use this affidavit to replace their certificate(s). Example; Jane Doe (individual) or Jane Doe and John Doe (joint registration).

  •
  If you are acting on behalf of an estate or corporation, you must ensure you complete the Election Form and that you have checked the box on page 1. You cannot, however, use this affidavit form. Computershare will send you the appropriate documents to initiate replacement of your lost certificate(s). All replacement procedures must be satisfied before you will receive your entitlement under the Transaction.

How to Complete the Affidavit of Lost or Destroyed Certificate(s)

  •
  Insert a check mark ONLY in the box(es), which represent the share certificate(s) you have lost.

  •
  Please sign in the signature box provided. Each signature(s) must correspond with the name(s) that are pre-printed on the reverse of this affidavit.

  •
  If a Common Share certificate(s) is jointly registered, both parties must sign the affidavit. A box has been provided for each signature and both signatures must correspond with the names printed at the reverse of this affidavit.

Obtaining a Notary Public Certification

Other than as noted, theAffidavit MUST be sworn before a Notary Pubic and the Notary Seal MUST be affixed to the Affidavit.

How to Calculate the Replacement Premium Required.

To calculate the amount of the premium that will be required to process your replacement you will need to multiply the number of shares that are lost, by the appropriate per share premium.

For example, if you are a Canadian Shareholder and have lost 125 shares the premium is CDN $1.11 per share, you will need to include a certified cheque, bank draft or money order for CDN $138.75, together with your properly completed Election Form. If you are a U.S. Shareholder, you would use the U.S. Dollar premium in arriving at the premium that needs to be remitted. If you are in any country outside Canada or the U.S. you may pay the applicable premium in either Canadian or U.S. currency.

If the total premium calculated is less than CDN $20.00 Canadian or U.S. $15.00 dollars, please note that the minimum payment required will default to CDN $20.00 or U.S.$15.00 dollars, whichever is applicable.

Payment for the Replacement Premium

Please make your certified cheque, bank draft or money order payable to Computershare Trust Company of Canada and attach it to your Affidavit of Lost or Destroyed Certificate(s).

The Complete Package — Everything That Is Required For Those Who Have Lost Certificates

  •
  A completed Letter of Election and Transmittal Form.

  •
  A completed Affidavit of Lost and Destroyed Certificate(s).

  •
  Any physical share certificates in your possession.

  •
  A certified cheque, bank draft or money order representing your replacement premium made payable to Computershare Trust Company of Canada.

C1234567890 X X X
MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	ASXQ CO1

Substitute Form W-9 — Great-West Lifeco Inc. with Canada Life Financial Corporation

Department of the Treasury Internal Revenue Service — Payer's Request for Taxpayer Identification Number (TIN)

UNITED STATES SHAREHOLDERS ONLY

Part 1 — Taxpayer Identification	Name:
(please print)
Please provide your Taxpayer Identification No.
or Social Security No. in the space at the right	Social Security Number
and certify by signing and dating below.	or Taxpayer Identification Number:

☐ Awaiting TIN

Part 2 — Certification — Under the penalties of perjury, I certify that:

1)
The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

2)
I am not subject to backup withholding because a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding and

3)
I am a U.S. person (including a U.S. resident alien).

Certification Instructions

You must cross out part 2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting or lack of reporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such part 2).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature(s)	Date - Day	Month	Year

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE "AWAITING TIN" BOX ABOVE.

Certificate of Awaiting Taxpayer Identification Number

I certify under penalties of perjury that (i) a TIN has not been issued to me, (ii) either a) I have mailed an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or b) I intend to mail or deliver an application in the near future, and (iii) I understand that if I do not provide a TIN by the time of payment, I will be subject to backup withholding at a rate of 30% of all reportable payments made to me.

Signature(s)	Date - Day	Month	Year

NOTE:	Failure to complete and return this Substitute Form W-9 by 4:00 p.m. (Toronto time) on July 3, 2003 (or such other date that may be announced by Canada Life Financial Corporation), may result in backup withholding being withheld at a rate of 30% on any payments made to you.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under Section 501(a) of the Internal Revenue Code, or an individual retirement plan, or a custodial account under Section 403(b)(7) of the Internal Revenue Code.

  •
  The United States or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  A registered dealer in securities or commodities registered in the United States or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

  •
  An exempt charitable remainder trust, or a non-exempt trust described in Section 4947 of the Internal Revenue Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441 of the Internal Revenue Code.

  •
  Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

  •
  Payments of patronage dividends where the amounts received are not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852) of the Internal Revenue Code.

  •
  Payments described in Section 6049(b)(5) of the Internal Revenue Code to non-resident aliens.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

Exempt payees described above should file the substitute Form W-9 to avoid possible erroneous backup withholding. Complete the substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, AND RETURN THE FORM TO THE PAYER.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code and the regulations thereunder.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information with Respect to Withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of Taxpayer Identification Numbers — If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000, employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000, the table below will help determine the number to give the payer.

For this type of account:

1.
An individual's account

2.
Two or more individuals (joint account)

3.
Custodian account of a minor (Uniform Gift to Minors Act)

4.
a) The usual revocable savings trust (grantor is also trustee)

        b) So-called trust account that is not a legal or valid trust under State law

5.
Sole proprietorship or single-owner LLC

Give the SOCIAL SECURITY number of —
The individual
The actual owner of the account or, if combined funds, the first individual on the account (1)
The minor (2)
The grantor-trustee (1)
The actual owner (1)
The owner (3)

For this type of account:

6.
A valid trust, estate, or pension trust

7.
Corporate or LLC electing corporate status on Form 8832

8.
Partnership or multi-member LLC

9.
Association, club, or other tax-exempt organization account

10.
A broker or registered nominee

11.
Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

Give the EMPLOYER IDENTIFICATION number of —
The legal entity (4)
The corporation
The partnership
The organization
The broker or nominee
The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

QuickLinks

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9